Exhibit 99.4

AST & Science LLC and Subsidiaries

Financial Statements As of and for The Three Months Ended March 31, 2021 and 2020 (UNAUDITED)

AST & Science LLC and Subsidiaries

Index to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Condensed Consolidated Balance Sheets (Unaudited) as of March 31, 2021 and December 31, 2020	3

Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2021 and 2020	4

Condensed Consolidated Statements of Comprehensive Loss (Unaudited) for the three months ended March 31, 2021 and 2020	5

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Members’ Equity (Unaudited) for the three months ended March 31, 2021 and 2020	6

Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended March 31, 2021 and 2020	7

Notes to the Condensed Consolidated Financial Statements	8

2

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share data)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$22,213	$42,777
Accounts receivable, net	1,070	2,081
Inventory	2,922	2,591
Prepaid expenses	1,023	1,249
Other current assets	6,820	2,234
Total current assets	34,048	50,932

Property and equipment:
BlueWalker 3 Satellite - construction in progress	37,186	27,013
Property and equipment, net	11,772	10,057
Total property and equipment, net	48,958	37,070

Other long-term assets:
Operating lease right-of-use assets	6,782	7,045
Intangible assets, net	451	526
Goodwill	3,759	3,912
Other assets and deposits	172	160
Total other long-term assets, net	11,164	11,643

TOTAL ASSETS	$94,170	$99,645

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$5,750	$4,990
Accrued expenses and other current liabilities	9,499	4,222
Deferred revenue	3,988	3,401
Current operating lease liabilities	488	504
Total current liabilities	19,725	13,117

Non-current operating lease liabilities	6,439	6,541
Total liabilities	26,164	19,658

Commitments and Contingencies (Note 5)

Members’ equity:
Series A convertible preferred stock, $0.01 par value, authorized 684,932 shares, 684,932 shares issued and outstanding as of March 31, 2021 and December 31, 2020 (liquidation preference of $20,000 at March 31, 2021 and December 31, 2020)	9,394	9,394
Series B convertible preferred stock, $0.01 par value per share - 2,765,027 shares authorized and outstanding as of March 31, 2021 and December 31, 2020 (liquidation preference of $121,822 at March 31, 2021 and $119,636 at December 31, 2020)	102,717	102,717
Members’ common equity, 10,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 5,500,840 shares issued and outstanding as of March 31, 2021 and December 31, 2020	5,832	5,462
Accumulated other comprehensive income (loss)	(365)	(168)
Accumulated Deficit	(51,488)	(39,908)
Noncontrolling interest	1,916	2,490
Total members’ equity	68,006	79,987

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$94,170	$99,645

See accompanying notes to the condensed consolidated financial statements

3

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Revenues	$951	$773

Cost of sales	(896)	(1,030)

Gross profit	55	(257)

Operating expenses:
Engineering services	5,659	2,148
General and administrative costs	5,537	2,178
Research and development costs	304	43
Depreciation and amortization	614	120
Total operating expenses	12,114	4,489

Other income and expense:
Interest income	2	36
Interest expense	-	(23)
Other income and (expense), net	(30)	(3)
Total other income (expense)	(28)	10

Net loss before income taxes	(12,087)	(4,736)
Income taxes	(1)	-
Net loss	(12,088)	(4,736)

Add: Net loss attributable to noncontrolling interests	508	329
Net loss attributable to AST&Science	$(11,580)	$(4,407)
Cumulative convertible preferred stock dividends	$(2,186)	$(1,611)
Income available to common shareholders	$(13,766)	$(6,018)
Basic and diluted net loss per share	$(2.50)	$(1.09)
Basic and diluted shares used in computing net loss per share	5,500,840	5,500,000

See accompanying notes to the condensed consolidated financial statements

4

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Net loss	$(12,088)	$(4,736)
Foreign currency translation adjustments	(263)	173
Comprehensive loss	(12,351)	(4,563)
Comprehensive loss attributable to noncontrolling interest:
Add: Net loss attributable to noncontrolling interests	508	329
Foreign currency translation adjustments	(66)	103
Comprehensive loss attributable to AST&Science	$(11,909)	$(4,131)

See accompanying notes to the consolidated financial statements

5

AST & SCIENCE LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND MEMBERS’ EQUITY (UNAUDITED)
(dollars in thousands)

	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total
	Shares	Values	Shares	Values	Shares	Values	Shares	Values	Shareholder	Loss	Deficit	Interest	Equity

Balance, December 31, 2020	-	$-	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,462	$-	$(168)	$(39,908)	$2,490	$79,987
Stock-based compensation	-	-	-	-	-	-	-	370	-	-	-	-	370
Unrealized foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	(197)	-	(66)	(263)
Net income (loss)	-	-	-	-	-	-	-	-	-	-	(11,580)	(508)	(12,088)
Balance, March 31, 2021	-	$-	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,832	$-	$(365)	$(51,488)	$1,916	$68,006

	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total
	Shares	Values	Shares	Values	Shares	Values	Shares	Values	Shareholder	Loss	Deficit	Interest	Equity

Balance, December 31, 2019	-	$-	684,932	$9,394	773,376	$28,847	5,500,000	$5,171	$(100)	$(329)	$(15,847)	$2,613	$29,749
Issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs of $5,889	1,966,704	72,944	-	-	-	-	-	-	-	-	-	-	-
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $69	-	-	-	-	24,947	926	-	-	-	-	-	-	926
Stock-based compensation	-	-	-	-	-	-	-	21	-	-	-	-	21
Unrealized foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	70	-	103	173
Net income (loss)	-	-	-	-	-	-	-	-	-	-	(4,407)	(329)	(4,736)
Balance, March 31, 2020	1,966,704	$72,944	684,932	$9,394	798,323	$29,773	5,500,000	$5,192	$(100)	$(259)	$(20,254)	$2,387	$26,133

See accompanying notes to the condensed consolidated financial statements

6

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands)

	Three Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(12,088)	$(4,736)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	557	68
Amortization of intangible assets	57	52
Non-cash operating lease expense	100	65
Stock-based compensation	370	21
Changes in operating assets and liabilities:
Accounts receivable	942	(968)
Prepaid expenses and other current assets	100	(14)
Inventory	(443)	(443)
Accounts payable and accrued expenses	1,273	1,114
Operating lease liabilities	(94)	(65)
Deferred revenue	725	727
Other current assets and liabilities	(12)	(56)
Net cash used in operating activities	(8,513)	(4,235)

Cash flows from investing activities:
Purchase of property and equipment	(2,728)	(736)
BlueWalker 3 Satellite - construction in process	(8,709)	(3,200)
Net cash used in investing activities	(11,437)	(3,936)

Cash flows from financing activities:
Repayment for Founder bridge loan	-	(1,750)
Proceeds from issuance of Series B Redeemable Preferred Stock	-	78,833
Issuance costs from issuance of Series B Redeemable Preferred Stock	-	(5,889)
Proceeds from issuance of Series B Preferred Stock	-	1,000
Issuance costs from issuance of Series B Preferred Stock	-	(1,851)
Direct and incremental costs incurred for the merger with NPA	(595)	-
Net cash provided by (used in) financing activities	(595)	70,343

Effect of exchange rate changes on cash	(19)	252

Net increase (decrease) in cash and cash equivalents	(20,564)	62,424
Cash and cash equivalents, beginning of period	42,777	26,498
Cash and cash equivalents, end of period	$22,213	$88,922

Supplemental disclosure of cash flow information:
Non-cash investing activities:
Purchase of accrued construction in process	$3,263	$-
Purchase of accrued property and equipment	362	-
Right-of-use assets obtained in exchange for operating lease liabilities as of January 1, 2020 upon adoption of ASC 842	-	6,472
Non-cash financing activities:
Accrued direct and incremental cost incurred for the merger with NPA	$4,064	$-

See accompanying notes to the condensed consolidated financial statements

7

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

1.	Organization and Nature of Operations

AST & Science LLC and its subsidiaries (“AST” or the “Company”) is an innovative satellite designer and manufacturer. AST is currently in the process of testing, developing and building its BlueWalker 3 test satellite in advance of manufacturing and launching the first space-based global cellular broadband network distributed through a constellation of Low Earth Orbit Satellites (the “AST Satellite Constellation”). Once deployed and operational, the AST Satellite Constellation will provide connectivity directly to standard/unmodified cellular phones or any 2G/3G/4G LTE and 5G enabled device (the “SpaceMobile Service”). The SpaceMobile Service will be made available to cellular subscribers and others through wholesale commercial roaming agreements with cellular service providers on a global basis. The Company operates from five locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, and development offices located in Maryland, Spain, United Kingdom, and Israel. In addition, its 51% owned and controlled subsidiary, NanoAvionika, is located in Lithuania.

On April 6, 2021 (the “Closing Date”), AST completed the previously announced business combination (“Business Combination”) pursuant to that certain Equity Purchase Agreement, dated as of December 15, 2020 (the “Equity Purchase Agreement”), by and among AST, New Providence Acquisition Corp. (“NPA”), the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. Immediately, upon the completion of the Business Combination, NPA was renamed AST SpaceMobile, Inc. and AST became a subsidiary of the AST SpaceMobile, Inc. The Business Combination is documented in greater detail at Note 12.

There continues to be uncertainties regarding the pandemic of the novel coronavirus (“COVID-19”), and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company has evaluated the impact of the COVID-19 pandemic for the period ended March 31, 2021 and has not realized a material impact to the Company’s technology development efforts or operations. The Company is unable to predict the impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. The Company will continue to assess the evolving impact of COVID-19.

2.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“US GAAP”). The financial statements include the accounts of AST & Science LLC and its subsidiaries. Inter-company transactions and balances have been eliminated. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to US GAAP relating to interim financial statements. The December 31, 2020 balances reported herein are derived from the audited consolidated financial statements. In the opinion of management, these unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2020. The results of operations for the three month period ended March 31, 2021 are not indicative of the results to be expected for the year ending December 31, 2021.

8

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Recent Accounting Pronouncements

Adopted accounting standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. The amendments in ASU 2020-06 are effective for public entities that meet the definition of an SEC filer, excluding smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company adopted the new standard on January 1, 2021. The new standard did not have a material effect on the financial statements as of March 31, 2021.

3.	Property and Equipment

Property and equipment, net consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Satellite testing and lab equipment	$6,322	$5,324
Computers, software, and equipment	1,959	1,707
Leasehold improvements	4,531	3,537
Other	412	404
Property and equipment	13,224	10,972
Accumulated depreciation	(1,452)	(915)
Property and equipment, net	11,772	10,057

BlueWalker 3 Satellite - construction in progress	37,186	27,013
Total property and equipment, net	$48,958	$37,070

Depreciation expense for the three months ended March 31, 2021 and 2020 was approximately $0.6 million and $0.1 million, respectively.

4.	Convertible Preferred Stock

On June 26, 2018, the Company entered into a Series A Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 684,932 shares of Series A Preferred Stock (“Series A”) at a purchase price of $14.60 per share for aggregate proceeds of $10 million. The proceeds are presented net of incurred issuance costs of approximately $0.6 million in connection with the issuance of the Senior Preferred Shares.

9

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

On October 16, 2019, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 773,376 shares (the “Initial Series B Issuance”) of Series B Preferred Stock (“Series B”) at a purchase price of $40.08 per share for aggregate proceeds of $31 million. The proceeds are presented net of incurred issuance costs of approximately $2.1 million in connection with the issuance of the Senior Preferred Shares.

On February 14, 2020, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 1,966,704 shares (the “Second Series B Issuance”) of Series B Preferred Stock at a purchase price of $40.08 per share for aggregate proceeds of $78.8 million (the “Rakuten Shares”) to Rakuten Mobile Singapore Pte. Ltd. (“Rakuten”). In conjunction with the Second Series B Issuance, the Company also entered into a commercial agreement with Rakuten (the “Rakuten Commercial Agreement”). The Rakuten Commercial Agreement requires that the Company adhere to certain key performance indicators (“KPIs”) beginning on September 30, 2023 (the “First Measurement Date”) and December 31, 2024 (the “Second Measurement Date”). If the Company is unable to meet or exceed these KPIs on the First Measurement Date or the Second Measurement Date, or voluntarily or involuntary becomes subject to bankruptcy proceedings, Rakuten will have the option to require the Company to redeem the Rakuten Shares at the redemption price of $30 per share (the “Rakuten Redemption Clause”). Rakuten’s redemption rights will be extended for a period of no later than 6 months if the Company’s failure to meet the KPIs as required arises from any failure or delays in obtaining any governmental or third party approvals required in connection with the launch of the SpaceMobile Service or in connection with the delivery of the KPIs. The Rakuten shares carry the same terms as the previously issued shares of Series B Preferred Stock, other than the Rakuten Redemption Clause noted herein.

The Company’s convertible preferred stock attributable to the Rakuten Shares was initially classified outside of members’ equity because the Rakuten Redemption Feature is not solely within the control of the Company. The Company’s policy is not to accrete the carrying value and related issuance costs of the convertible preferred stock to its redemption value until it is probable that the security will become redeemable.

On December 15, 2020 (the “Amendment Date”), the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”) with Rakuten, which amended the Rakuten Commercial Agreement. The A&R Commercial Agreement removes the Rakuten Redemption Clause from the Rakuten Shares and replaces it with a one-time cash payment penalty (the “Penalty Payment”) of $10 million. The Penalty Payment is payable upon the Company’s failure to meet the KPIs at the measurement dates originally established in the Rakuten Commercial Agreement.

The amendment to Rakuten Commercial Agreement to replace the Rakuten Redemption Clause with the Penalty Payment was accounted for as a modification of the Rakuten Shares for accounting purposes. In making this determination, the Company considered the significance of the revisions to existing contractual terms. These revisions were not considered qualitatively or quantitatively significant as the redemption clause was not deemed probable to be triggered when the shares were originally issued or as of the amendment date. The Company determined that any incremental difference in the fair value of the shares as a result of the modification was de minimis, and accordingly, the carrying value remained unchanged. Additionally, as the Rakuten Redemption Clause was removed as part of the A&R Commercial Agreement, the Rakuten Shares are no longer redeemable outside of the control of the Company and have been reclassified from temporary to permanent equity. The Penalty Payment, which replaced the Rakuten Redemption Clause, is considered a revenue component of the A&R Commercial Agreement accounted for under ASC 606. The Company considers this a form of variable consideration which is fully constrained as of execution of the A&R Commercial Agreement as well as of March 31, 2021.

10

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

On February 26, 2020, the Company entered into another Series B Preferred Stock Purchase Agreement with Samsung Next Fund LLC. Under the Agreement, the Company issued an aggregate of 24,947 shares (the “Third Series B Issuance”) of Series B Preferred Stock for a purchase price of $40.08 per share for aggregate proceeds of $1 million. The Samsung shares carry the same terms as the previously issued shares of Series B Preferred Stock.

As of March 31, 2021, the Company has $11.0 million in aggregate preferred cumulative dividends equal to $3.98 per share.

5.	Commitments and Contingencies

On November 13, 2018, the Company entered into both an Economic Development Agreement (the “EDA”) and a sublease agreement with Midland Development Corporation. The premise of the EDA was to create jobs in the Midland Texas area, as well as, to have AST improve the land, office and hangar spaces at the Midland International Air & Space Port in Midland, Texas.

The rentable spaces included office space (44,988 SF), hangar A (28,480 SF), hangar B (11,900 SF), and land (approximately 238,000 SF). The term of the lease commenced on November 21, 2018 and extends through November 20, 2033. Pursuant to the agreement, the base rental payments for the first five years will be abated, provided that the Company prepays the rent in each period and achieves an increasing level of financial commitments, measured annually on March 31st of each of the first five years of the lease. The Company can qualify for an additional five years (years six through ten of the term) of abatements which are contingent upon the Company achieving its commitments through the first five years of the lease and maintaining or exceeding those year five commitment levels in years six through year ten of the term. These commitments include 1) the total number of full-time jobs and the related annual payroll costs and 2) cumulative capital investments in personal property and improvements to the existing land/structures. The Company recognizes the lease reimbursements as an offset to the lease asset, liability and rent expense for the related reimbursable month when the contingency is probable of being resolved.

The Company’s other outstanding operating leasehold obligations include additional office space in Maryland, Spain, Israel, United Kingdom and Lithuania. The Company’s leases have established fixed payment terms which are subject to annual rent increases throughout the term of each lease agreement. The Company’s lease agreements have varying non-cancellable rental periods which include options for the Company to extend portions of its lease terms. Management considered that it was not reasonably certain to exercise any extension options present in its lease arrangements that are outstanding as of the adoption date, with the exception of the Texas sublease. In addition, the Company’s leases have similar terms in which they may terminate the lease prior to the end date but must provide advanced notice. The Company is not reasonably certain to exercise the right to terminate their agreements.

The Company identified and assessed significant assumptions in recognizing the right-of-use asset and lease liability as follows:

11

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Incremental Borrowing Rate

The Company derives its incremental borrowing rate from information available at the lease commencement date in determining the present value of lease payments. The incremental borrowing rate represents a collateralized rate of interest the Company would have to pay to borrow over a similar term an amount equal to the lease payments in a similar economic environment. The Company’s lease agreements do not provide implicit rates. As the Company did not have any external borrowings at the transition date with comparable terms to its lease agreements, the Company estimated its incremental borrowing rate based on the lowest grade of debt available in the marketplace for the same term as the associated lease(s). The Company elected to use an 11.9% discount rate for its main, shorter-term operating leases (generally two (2) to five (5) year leases). For the Texas sublease, which is greater than 10 years, the Company elected to use a 15% discount rate. The weighted average discount rate at March 31, 2021 is 15%.

Operating Leases

The components of lease expense were as follows (in thousands):

Three Months Ended March 31, 2021
Short-term operating lease expense	$24
Operating lease expense	100
Total lease expense	$124

Additional lease information is summarized in the following table (in thousands, except lease term and discount rate):

Three Months Ended March 31, 2021
Cash paid for amounts included in the measurement of operating lease liabilities	$111
Operating right-of-use assets obtained in exchange for lease obligations	$-
Weighted-average remaining lease term - operating leases (years)	11.4
Weighted-average discount rate - operating leases	15%

As of March 31, 2021, the maturities of the Company’s operating lease liabilities were as follows (in thousands):

Year ending December 31,	Amount
2021 (remaining)	$1,075
2022	1,294
2023	1,312
2024	1,260
2025	1,158
Thereafter	7,701
Total lease payments	13,800
Less effects of discounting	(6,873)
Present value of lease liabilities	$6,927

Net rent expense under operating lease arrangements at the Company was approximately $0.1 million and less than $0.1 million for the three months ended March 31, 2021 and 2020, respectively.

12

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Legal Proceedings

The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of March 31, 2021 and December 31, 2020.

6.	Goodwill and Intangible Assets

Goodwill

The change in the carrying amount of goodwill for the three months ended March 31, 2021 and for the year ended December 31, 2020 is summarized as follows (in thousands):

	March 31, 2021	December 31, 2020
Balance at beginning of the period	$3,912	$3,593
Acquisitions		-
Translation adjustments	$(153)	319
Balance at end of the period	$3,759	$3,912

Intangible Assets

Identified intangible assets are comprised of the following as of March 31, 2021 and December 31, 2020 (in thousands):

	Useful Lives	March 31, 2021	December 31, 2020
Intangible assets subject to amortization:
Developed technology	5	$1,116	$1,161
Trademarks and domain name	15	$23	23
Total gross intangible assets subject to amortization		1,139	1,184
Accumulated amortization		(688)	(658)
Total net intangible assets subject to amortization		$451	$526

The aggregate amortization expense for the three months ended March 31, 2021 and 2020 was less than $0.1 million and $0.1 million, respectively. Based on the carrying value of identified intangible assets recorded at December 31, 2020, and assuming no subsequent impairment of the underlying assets, the amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2021 (remaining)	169
2022	225
2023	39
2024	2
2025 and Thereafter	16
$451

13

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

7.	Details of Certain Balance Sheet Accounts

Inventories

Inventories are carried at the lower of cost or net realizable value. Cost is determined by the first-in first-out (FIFO) method. The cost of construction in progress comprises raw materials, satellite componentry, direct labor, and other direct engineering costs. No reserve for excess and/or obsolete inventory was recognized in the periods presented.

Inventories consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Raw material	$2,577	$2,285
Work-in-process	345	306
Total	$2,922	$2,591

Accrued Expenses

As of December 31, 2020, accrued expenses includes accruals relating to the construction in process of $1.6 million and accrued payroll of $1.0 million. The remaining balance within the account relates to other general accruals.

As of March 31, 2021, accrued expenses amounted to $9.5 million, which include $5.0 million of transaction costs associated with the Business Combination and $2.8 million in billings associated with construction in progress of the BlueWalker 3 Satellite. Accrued expenses also included monthly recurring operating expenses, such as engineering consultant fess, lawyer fees, and electrical and power fees.

Other current assets

The Company capitalized $5.5 million as of March 31, 2021 and $1.1 million as of December 31, 2020 in transaction costs related to the Business Combination with NPA that occurred on April 6, 2021. The transaction costs primarily include legal and underwriting fees.

8.	Revenue

Disaggregation of Revenue

The Company’s subsidiary, NanoAvionika, recognizes revenue related to sales of manufactured small satellites and their components as well as launch related services. In general, the Company recognizes revenue for services provided over time as the Company’s performance does not result in an asset with an alternative use and the Company is entitled to be compensated for performance completed to date. The Company recognizes revenue for services provided over time based on an output method, under which the total value of revenue is recognized based on each contract’s deliverable(s) as they are completed and when value is transferred to a customer. Certain of the Company’s performance obligations do not meet the criteria for over time recognition. In these scenarios, the Company recognizes revenue upon transfer of control of the performance obligation to the customer. Revenue recognized over time versus revenue recognized upon transfer for the periods ending March 31, 2021 and 2020 was as follows (in thousands):

	March 31, 2021	March 31, 2020
Revenue from performance obligations recognized over time	$550	$478
Revenue from performance obligations recognized at point-in-time transfer	401	295
Total	$951	$773

14

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Contract Balances

Contract assets relate to our conditional right to consideration for our completed performance under the contract. Contract liabilities relates to payments received in advance of performance under the contract. Contract liabilities (i.e., deferred revenue) are recognized as revenue as (or when) the Company perform under the contract. During the three months ended March 31, 2021, the Company recognized approximately $0.2 million of revenue related to its deferred revenue balance at January 1, 2021.

As of March 31, 2021, the Company had deferred revenue of $4 million classified in current liabilities related to performance obligations that have not yet been satisfied. The Company expects to recognize the revenue associated with satisfying these performance obligations within the next 12 months.

Accounts Receivable

The Company receives payments from customers based on a billing schedule as established in our contracts. Accounts receivable includes amounts billed and currently due from customers. Accounts receivable are recorded when the right to consideration becomes unconditional. The Company did not reserve an allowance for doubtful accounts as of March 31, 2021 and 2020 given historical experience and management’s evaluation of outstanding accounts receivable at the end of the period.

9.	Share-Based Compensation

Share-Based Compensation Expense

Share-based compensation, measured at the grant date based on the fair value of the award, is typically recognized ratably over the requisite services period, using the straight-line method of expense attribution. The Company recorded share-based compensation expense in the following expense categories of its condensed consolidated statements of operations and comprehensive loss (in thousands):

	Three Months Ended March 31,
	2021	2020
Engineering services	$324	$12
General and administrative costs	32	9
BlueWalker 3 Satellite - construction in progress	14	-
Total	$370	$21

Equity Incentive Plan

Under the 2019 Equity Incentive Plan (“Option Plan”), the Company is authorized to issue ordinary shares, as well as options exercisable for ordinary shares, as incentives to its employees, consultants, and members of its Board of Directors. The issuance of share options and ordinary shares is administered by the Board of Directors using standardized share option and share subscription agreements.

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AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

There are two types of options granted under the Option Plan: (1) service-based options and (2) performance-based options. Service-based options typically vest over a five year service period with 20% of the award vesting on the first anniversary of the employee’s commencement date, and the balance thereafter in 48 equal monthly installments. Certain service-based options also provide for accelerated vesting if there is a change in control or other performance condition as defined by the Option Plan. Performance-based options typically vest on the earliest date that any of the following occurs: (i) the Company effects an initial public offering and becomes a reporting company, (ii) the Company experiences a change of control, or (iii) other specified performance conditions. Both service-based and performance-based options typically expire no later than 10 years from the date of grant.

As of March 31, 2020, the Company was authorized to issue a total of 883,562 ordinary service-based and performance-based shares under a reserve set aside for equity awards. As of March 31, 2021, there were 17,683 ordinary shares available for future issuance and 865,039 options outstanding.

The following table summarizes the Company’s option activity for the period ended March 31, 2021:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (years)
Outstanding at December 31, 2020	815,233	$2.92	-
Granted	55,600	145.01	-
Exercised	-	-	-
Cancelled or forfeited	(11,600)	2.00	-
Outstanding at March 31, 2021	859,233	$12.13	2.01
Options exercisable as of March 31, 2021	407,109	$1.81	1.88
Vested and expected to vest at March 31, 2021	859,233	$12.13	2.01

The Board approved the issuance of 55,600 non-statutory common share option grants under the 2019 Equity Incentive Plan and recognized the related compensation expense over the three months ended March 31, 2021. The weighted average grant date fair value of share options granted was $145.01 per share, with an aggregate fair value of $3.1 million for the year ended December 31, 2020. The Company recorded share-based compensation expense of $0.4 million for the three months ended March 31, 2021, with a portion capitalized to BlueWalker 3 satellite construction-in-progress on the Consolidated Balance Sheets.

The following table summarizes the Company’s unvested option activity for the year ended March 31, 2021:

	Number of Shares	Weighted-Average Grant Date Fair Value
Unvested at December 31, 2020	450,058	$2.37
Granted	55,600	60.15
Vested	(47,249)	2.92
Forfeited	(6,287)	1.35
Unvested at March 31, 2021	452,122	$9.43

For the period ended March 31, 2021, total unrecognized compensation expense related to the unvested employee and director share-based awards was $3.6 million, which is expected to be recognized over a weighted average period of 2.01 years.

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AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

The Company estimates the fair value of the stock-based awards to employees and non-employees using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (i) the expected volatility of our stock, (ii) the expected term of the award, (iii) the risk-free interest rate, and (iv) any expected dividends. Due to the lack of company-specific historical and implied volatility data, the Company based the estimate of expected volatility on the estimated and expected volatilities of a representative group of publicly traded companies. For these analyses, the Company selects companies with comparable characteristics including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available. For awards that qualify as “plain-vanilla” options, the Company estimates the expected life of the employee stock options using the “simplified” method, whereby, the expected life equals the average of the vesting term and the original contractual term of the option. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company elects to account for forfeitures as they occur rather than apply an estimated forfeiture rate to share based payment expense.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees and directors:

Three Months Ended March 31, 2021
Exercise price	$145.01
Fair market value	$60.15
Expected dividend yield	0.0%
Expected term (in years)	6.32
Expected volatility	42.24%
Weighted-average risk-free rate	0.55%

17

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

10.	Net Loss per Share

The Company presents basic net loss per share using the two-class method. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders and that determines basic net loss per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings that would have been available to common stockholders. A participating security is defined as a security that may participate in undistributed earnings with common stock. The Company’s capital structure includes securities that participate with common stock on a one-for-one basis for distribution of dividends. These are the Series B Preferred Stock and the Series A Preferred Stock. The Company determines the diluted net income per share by using the more dilutive of the two-class method or the treasury stock method and by including the basic weighted average of the outstanding preferred shares in the calculation of diluted net income per share under the two-class method and including all potential common shares assumed issued in the calculation of diluted net income per share under the treasury stock method.

The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands, except per share amounts)
Numerator - basic and diluted:
Net loss attributable to AST & Science	$(11,580)	$(4,407)
Cumulative convertible preferred stock dividends	(2,186)	(1,611)
Income available to common shareholders	$(13,766)	$(6,018)
Denominator - basic and diluted:
Shares used in computing net loss per share attributable to common stockholders	5,500,840	5,500,000
Basic and diluted net loss per share attributable to common stockholders	$(2.50)	$(1.09)

For the three months ended March 31, 2021, 3,449,959 shares of preferred stock convertible into common stock and 859,233 shares of underlying stock options were excluded from the calculation of diluted earnings per share as their effect on the calculation would have been anti-dilutive.

11.	Related Parties

On March 1, 2018, NanoAvionika entered into the Option Agreement with InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan, whereby Nano granted InMotion 2,919 option shares in connection with a Service Agreement between Nano and InMotion dated March 1, 2018 (the “Services Agreement”) pursuant to which InMotion is to provide consulting services to Nano. The option shares vest over a three-year period and for so long as the Service Agreement is in effect. In addition, the options shares are only exercisable upon a change of control. For this reason, the Company has not recognized any expense related to the grant of these shares. For such consulting services, InMotion is also entitled to receive, but has never billed to or collected from Nano a management fee totaling $15,000 per month.

On January 20, 2020, the Company entered into the Support Services Agreement with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which a member of the Board of Directors is the Chief Executive Officer, whereby Finser will provide the Company consulting and administrative support services. The Company incurred $0.1 million in consulting services for the three-month period ended March 31, 2021, which were included within the general and administrative expenses on the Consolidated Statement of Operations.

18

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

12.	Subsequent Events

On April 6, 2021 the Closing Date, AST completed the previously announced Business Combination pursuant to that certain Equity Purchase Agreement, by and among AST, NPA, the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. As contemplated by the Equity Purchase Agreement (a) NPA was appointed as the managing member of AST and AST became a subsidiary of NPA; (b) NPA changed its name to “AST SpaceMobile, Inc.”; (c) immediately prior to the closing of the Business Combination, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of NPA (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of NPA (“NPA Class A Common Stock”) immediately prior to the Business Combination; (d) each share of NPA Class A Common Stock, including those converted as described in (c) above, was converted into one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and each warrant of NPA (an “NPA Warrant”) was converted into one warrant of the Company (a “Warrant”); (e) AST restructured its capitalization, appointed the Company as its managing member and issued to the Company 51,729,704 units of ownership interest in AST (the “AST Common Units”), which entitle the holder to the distributions, allocations, and other rights under the Fifth Amended and Restated Limited Liability Company Operating Agreement of AST (the “A&R Operating Agreement”), in exchange for which AST received approximately $227.0 million remaining in NPA’s trust account following (i) the $4.8 million payment of deferred underwriting commissions (ii) $0.2 million of redemptions made in connection with NPA’s special meeting of stockholders relating to the transactions contemplated by the Equity Purchase Agreement (the “Special Meeting”) and NPA’s annual meeting of stockholders to approve, among other things, a charter amendment to extend the date by which it had to complete an initial business combination and (iii) the repayment of a $0.6 million related party loan between the Sponsor and NPA; (f) AST issued to the Company warrants to purchase up to 17,600,000 AST Common Units; (g); certain investors (the “PIPE Investors”) purchased 23,000,000 shares of Class A Common Stock; (h) the Company issued 51,636,922 shares of Class B common stock, par value $0.0001 per share, of the Company, which carries one vote per share but no economic rights (“Class B Common Stock”) to the Existing AST Equityholders (other than Avellan); and (i) the Company issued 78,163,078 shares of Class C common stock, par value $0.0001 per share, of the Company, which carries ten votes per share but no economic rights (“Class C Common Stock”) to Avellan (the transactions referred to in clauses (a) through (i), collectively, the “Business Combination”).

In connection with the closing of the Business Combination, the Company incurred an additional $31.2 million of contingent transaction costs, which were paid at closing.

The Company has evaluated subsequent events for financial statement purposes occurring through May 18, 2021, the date these financial statements were issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and that all subsequent events that require disclosure have been disclosed.

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